UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

(Rule 14a-101)

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.    )

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Mesa Air Group, Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

and

2021 Proxy Statement

The Annual Meeting of the Shareholders of Mesa Air Group, Inc. will be held:

Tuesday, February 2, 2021 at 2 p.m., Mountain Standard Time

Phoenix Gateway 3

410 N. 44th Street, Suite 160,

Phoenix, Arizona 85008

410 North 44th Street, Suite 700

Phoenix, Arizona 85008

December 23, 2020

Dear Fellow Shareholder:

You are cordially invited to attend the 2021 Annual Meeting of Shareholders for the fiscal year ended September 30, 2020 (the “Annual Meeting”) of Mesa Air Group, Inc. The meeting will be held on Tuesday, February 2, 2021, at 2:00 p.m., Mountain Standard Time, at the Phoenix Gateway 3, 410 N. 44th Street, Suite 160, Phoenix, Arizona 85008.

At the Annual Meeting, you will be asked to (i) elect seven directors to hold office until the next annual meeting and until their respective successors are duly elected and qualified, (ii) ratify the appointment of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending September 30, 2021 and (iii) transact any other business that may properly come before the Annual Meeting, or any adjournments or postponements thereof.

It is important that your shares be represented and voted, whether or not you plan to attend the Annual Meeting in person. You may vote on the Internet, by telephone or by completing and mailing a proxy card. Voting over the Internet, by telephone or by written proxy will ensure your shares are represented at the Annual Meeting. If you attend the Annual Meeting, you may revoke your proxy if you wish, and vote in person.

We thank you for your continued support and interest in Mesa Air Group.

Sincerely yours,

Jonathan G. Ornstein

Chairman, Chief Executive Officer and Director

This proxy statement is dated December 23, 2020, and is first being made available to shareholders on or about December 23, 2020.

NOTICE OF THE 2021 ANNUAL MEETING OF SHAREHOLDERS

OF MESA AIR GROUP, INC.

Date:	Tuesday, February 2, 2021

Time:	2:00 p.m., Mountain Standard Time

Place*:	Phoenix Gateway 3 410 N. 44th Street, Suite 160 Phoenix, Arizona 85008

Purposes:

(1)  To elect seven directors to hold office until the next annual meeting and until their respective successors are duly elected and qualified;

(2)  To ratify the appointment of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending September 30, 2021; and

(3)  To transact any other business that may properly come before the Annual Meeting or any adjournments or postponements thereof.

Record Date:

Only shareholders of record at the close of business on December 7, 2020, the record date for the Annual Meeting, will be entitled to receive notice of and to vote at the Annual Meeting and any adjournments or postponements thereof. A complete list of shareholders entitled to vote at the Annual Meeting shall be open to the examination of any shareholder, for any purpose germane to the Annual Meeting, during ordinary business hours for at least ten days prior to the Annual Meeting at our offices at 410 N. 44th Street, Suite 700, Phoenix, Arizona 85008.

How You Can Vote:	Shareholders may vote at the Annual Meeting, or in advance over the Internet, by telephone or by mail.

By order of the Board of Directors,

Brian S. Gillman

Executive Vice President, General Counsel and Secretary

Phoenix, Arizona

December 22, 2020

IMPORTANT INFORMATION REGARDING THE AVAILABILITY OF PROXY MATERIALS

The Notice of Meeting, Proxy Statement, Proxy Card and our fiscal year 2020 Annual Report, which includes our Annual Report on Form 10-K for the fiscal year ended September 30, 2020, are available at www.proxyvote.com.

YOUR VOTE IS VERY IMPORTANT. PLEASE CAREFULLY READ THE ATTACHED PROXY STATEMENT. EVEN IF YOU PLAN TO ATTEND THE ANNUAL MEETING, PLEASE PROMPTLY COMPLETE, EXECUTE, DATE AND RETURN THE ENCLOSED PROXY CARD IN THE ACCOMPANYING POSTAGE-PAID ENVELOPE. NO POSTAGE IS NECESSARY IF MAILED IN THE UNITED STATES. YOU MAY ALSO VOTE ELECTRONICALLY VIA THE INTERNET OR BY TELEPHONE BY FOLLOWING THE INSTRUCTIONS ON THE PROXY CARD. IF YOU VOTE BY INTERNET OR TELEPHONE, THEN YOU NEED NOT RETURN A WRITTEN PROXY CARD BY MAIL. SHAREHOLDERS WHO ATTEND THE ANNUAL MEETING MAY REVOKE THEIR PROXIES AND VOTE IN PERSON IF THEY SO DESIRE. IN ACCORDANCE WITH OUR SECURITY PROCEDURES, ALL PERSONS ATTENDING THE ANNUAL MEETING WILL BE REQUIRED TO PRESENT PICTURE IDENTIFICATION.

* We are actively monitoring the health and safety concerns and government recommendations and restrictions relating to the COVID-19 pandemic. We are planning for the possibility that the Annual Meeting may be held at a different location, or solely by means of remote communication (i.e., a virtual-only Annual Meeting) if we determine it is not possible or advisable to hold an in-person meeting. We will announce any such updates as promptly as practicable, via a press release that will also be filed with the SEC as additional proxy materials. Please check the “Investors” page of our website at www.mesa-air.com and our Annual Meeting website at www.proxyvote.com prior to the meeting date. As always, we encourage you to vote your shares prior to the Annual Meeting.

i

410 North 44th Street, Suite 700

Phoenix, Arizona 85008

PROXY STATEMENT

FOR 2021 ANNUAL MEETING OF SHAREHOLDERS

To be held on Tuesday, February 2, 2021

Questions and Answers

about Proxy Materials and Voting

This Proxy Statement, the accompanying Notice of Annual Meeting, proxy card and the Annual Report to Shareholders of Mesa Air Group, Inc. (the “Company,” “Mesa Air Group,” “we, “us” and “our”) are being mailed on or about December 30, 2020. You should read this entire Proxy Statement (this “Proxy Statement”) carefully for information about the proposals to be presented at our 2021 Annual Meeting of Shareholders for the fiscal year ended September 30, 2020 (our “Annual Meeting”). Information contained on, or that can be accessed through, our website is not a part of this Proxy Statement.

The information in the “question and answer” format below is for your convenience only and provides essential information about the proxy materials and how to cast your vote at our Annual Meeting.

What is a proxy?

Our Board of Directors (our “Board”) is asking for your proxy. This means you authorize persons selected by the Company to vote your shares at our Annual Meeting in the way that you instruct. All shares represented by valid proxies that are received and not revoked before our Annual Meeting will be voted at our Annual Meeting in accordance with the shareholder’s specific voting instructions.

Why am I receiving these materials?

You are receiving these materials because at the close of business on December 7, 2020 (the “Record Date”), you owned shares of our common stock, no par value per share. All shareholders of record on the Record Date are entitled to attend and vote at our Annual Meeting.

Each such share of our common stock is entitled to vote at our Annual Meeting. On the Record Date, we had 35,532,494 shares of common stock outstanding. With respect to all of the matters submitted for vote at our Annual Meeting, each share of common stock is entitled to one vote.

What information is contained in this Proxy Statement?

This Proxy Statement includes information about the nominees for directors and other matters to be voted on at our Annual Meeting. It also explains the voting process and requirements; describes the compensation of our principal executive officer, principal financial officer and our other most highly compensated executive officers (collectively referred to as our “named executive officers” or “NEOs”); describes the compensation of our directors; and provides certain other information that the U.S. Securities and Exchange Commission (the “SEC”) rules require.

What should I do with these materials?

Please carefully read and consider the information contained in this Proxy Statement and then vote your shares as soon as possible to ensure that your shares will be represented at our Annual Meeting. You may vote your shares prior to our Annual Meeting even if you plan to attend our Annual Meeting in person.

What shares are included on my proxy card?

You will receive one proxy card for all the shares of our common stock that you hold as a shareholder of record (in certificate form or in book-entry form).

If you hold your shares in street name, you will receive voting instructions for each account you have with a broker, bank or other nominee.

What matters am I voting on, how may I vote on each matter and how does our Board recommend that I vote on each matter?

The following table sets forth a description of each of the proposals you are being asked to vote on, how you may vote on each proposal and how our Board recommends that you vote on each proposal:

Proposal	Description	How may I vote?	How does our Board recommend that I vote?
Proposal 1

The election of our seven director nominees, Ellen N. Artist, Mitchell I. Gordon, Dana J. Lockhart, Daniel J. McHugh, Jonathan G. Ornstein, Harvey W. Schiller and Spyridon P. Skiados, each for a one-year term or until his or her successor is duly elected and qualified.

You may (i) vote “FOR” the election of all seven director nominees named herein; (ii) “WITHHOLD” authority to vote for all such director nominees; or (iii) vote “FOR” the election of all such director nominees other than any nominees with respect to whom the vote is specifically “WITHHELD” by indicating in the space provided on the proxy.

Our Board recommends that you vote “FOR” all seven of the director nominees.

Proposal 2	The ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending September 30, 2021.

You may vote “FOR” or “AGAINST” the ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending September 30, 2021, or you may indicate that you wish to “ABSTAIN” from voting on the matter.

Our Board recommends that you vote “FOR” the ratification of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending September 30, 2021.

What is the difference between holding shares as a shareholder of record and as a beneficial owner?

If your shares are registered directly in your name with the Company’s transfer agent, Computershare Inc., you are considered the “shareholder of record” with respect to those shares. The full set of proxy materials has been sent directly to you.

If your shares are held with a broker or in an account at a bank, you are considered the “beneficial owner” with respect to those shares. These shares are sometimes referred to as being held “in street name.” The full set of proxy materials would have been forwarded to you by your broker, bank or other holder of record who is considered the shareholder of record with respect to those shares. As the beneficial owner, you have the right to direct your broker, bank or other nominee on how to vote your shares by using the voting instruction card included in the mailing or by following the instructions on the enclosed proxy card for voting online or by telephone. You will not be able to vote these shares directly unless you obtain a signed legal proxy from your broker, bank or other nominee giving you the right to vote the shares.

How do I vote if I am the shareholder of record?

As a shareholder of record, you may vote your shares in any one of the following ways:

•	By Telephone: Call the toll-free number shown on the proxy card;

•	On the Internet: Vote on the Internet on the website shown on the proxy card;

•	By Mail: Mark, sign, date and return the enclosed proxy card in the postage-paid envelope; or

•	In Person: Vote in person at our Annual Meeting.

Whether or not you plan to attend our Annual Meeting, we urge you to vote. Returning the proxy card or voting by telephone or online will not affect your right to attend our Annual Meeting and vote in person.

How do I vote if I am a beneficial owner?

As the beneficial owner, you have the right to direct your broker, bank or other nominee how to vote your shares by following the instructions that your broker, bank or other nominee sent to you. You will receive proxy materials and voting instructions for each account that you have with a broker, bank or other nominee. As a beneficial owner, if you wish to change the voting instructions that you have provided your broker, bank or other nominee, you should follow the instructions that your broker, bank or other nominee sent to you.

As a beneficial owner, you are also invited to attend our Annual Meeting. However, since you are not the shareholder of record, you may not vote your shares in person at the meeting unless you obtain a signed legal proxy from your broker, bank or other nominee giving you the right to vote the shares.

What if I am a beneficial owner and do not give voting instructions to my broker?

If you are a beneficial owner of shares, your broker, bank or other nominee is not permitted to vote on your behalf on the election of directors and any other matters to be considered at the Annual Meeting, except for Proposal 2 (the ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending September 30, 2021), unless you provide specific instructions by completing and returning the voting instruction form or following the instructions provided to you to vote your shares on the Internet or by telephone. If you do not provide voting instructions, your shares will not be voted on any proposal except for Proposal 2. This is called a “broker non-vote”. For your vote to be counted, you will need to communicate your voting decision to your broker, bank or other nominee before the date of the Annual Meeting.

How can I attend our Annual Meeting?

You are entitled to attend our Annual Meeting only if you were a shareholder of record as of the Record Date or you hold a valid proxy for our Annual Meeting as described in the previous question. Because seating is limited, admission to the meeting will be on a first-come, first-served basis. You should be prepared to present photo identification for admittance. If you are not a shareholder of record but hold shares as a beneficial owner, you should provide proof of beneficial ownership as of the Record Date, such as your most recent account statement prior to December 7, 2020, a copy of the voting instruction card provided by your broker, bank or other nominee, or other similar evidence of ownership.

What can I do if I change my mind after I vote?

If you are a shareholder of record, you can revoke your proxy and/or change your vote any time before completion of voting at our Annual Meeting as follows:

•	Revoke your proxy: Mail written notice of revocation of your proxy to our Executive Vice President, General Counsel and Secretary at 410 North 44th Street, Suite 700, Phoenix, Arizona 85008;

•	Change your vote by Internet or telephone: Vote again over the Internet or by telephone prior to 11:59 p.m., Eastern Time, on February 1, 2021;

•	Change your vote by mail: Sign and mail on a timely basis another proxy card with a later date; or

•	Change your vote at our Annual Meeting: Attend our Annual Meeting and vote in person by ballot.

If you hold your shares through a bank, broker or other nominee, you can revoke your proxy and/or change your vote as follows:

•	Give new voting instructions: Submit new voting instructions in the manner provided by your bank, broker or other nominee; or

•

Change your vote at our Annual Meeting: Contact your bank, broker or other nominee to obtain a legal proxy, as described in the answer to the question “How do I vote if I am a beneficial owner?” above, so that you may vote your shares in person at our Annual Meeting.

All shares represented by valid proxies received and not revoked will be voted at our Annual Meeting in accordance with the shareholder’s specific voting instructions.

What if I return my proxy card or vote by Internet or telephone but do not specify how I want to vote?

If you are a shareholder of record and sign and return your proxy card or complete the online or telephone voting procedures, but do not specify how you want to vote your shares, we will vote them as follows:

•	“FOR” the election of each of our director nominees, Ellen N. Artist, Mitchell I. Gordon, Dana J. Lockhart, Daniel J. McHugh, Jonathan G. Ornstein, Harvey W. Schiller and Spyridon P. Skiados;

•	“FOR” the ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending September 30, 2021.

How many shares must be present or represented to conduct business at our Annual Meeting?

Under our Second Amended and Restated Bylaws, a quorum will exist at our Annual Meeting if shareholders holding a majority of the shares entitled to vote at our Annual Meeting are present in person or by proxy. Shareholders of record who return a proxy or vote in person at our Annual Meeting will be considered part of the quorum. Abstentions and broker non-votes are counted as “present” for determining a quorum.

How are votes counted?

In the election of the seven directors, your vote may be cast “FOR” all of the nominees or your vote may be “WITHHELD” with respect to one or more of the nominees. If you withhold your vote with respect to any nominee, your shares will not be considered to have been voted for or against the nominee. Broker discretionary voting is not allowed for the election of directors.

For all other proposals, your vote may be cast “FOR” or “AGAINST,” or you may “ABSTAIN.” If you “ABSTAIN,” it has the same effect as a vote “AGAINST.” If you sign your proxy card with no further instructions and you are a shareholder of record, then your shares will be voted in accordance with the recommendations of our Board. Broker discretionary voting is allowed for Proposal 2.

What is the voting requirement to approve each of the proposals?

The following table sets forth the voting requirements with respect to each of the proposals:

Proposal	Description	Voting Requirement
Proposal 1

The election of our seven director nominees, Ellen N. Artist, Mitchell I. Gordon, Dana J. Lockhart, Daniel J. McHugh, Jonathan G. Ornstein, Harvey W. Schiller and Spyridon P. Skiados, each for a one-year term or until his or her successor is duly elected and qualified.

Each director must be elected by a plurality of the votes cast. A plurality means that the nominees with the largest number of votes are elected as directors up to the maximum number of directors to be elected at our Annual Meeting. A “WITHHOLD” vote will have no effect on the vote. If you are a beneficial owner, your broker, bank or other nominee may not vote your shares on this proposal without receiving voting instructions from you.

Proposal 2	The ratification of the appointment of Ernst & Young LLP. as our independent registered public accounting firm for the fiscal year ending September 30, 2021.

To be approved, this proposal must be approved by a majority of the votes cast by the shareholders present in person or by proxy and entitled to vote on the proposal, meaning that the votes cast by the shareholders “FOR” the approval of the proposal must exceed the number of votes cast “AGAINST” the approval of the proposal. If a shareholder votes to “ABSTAIN,” it has the same effect as a vote “AGAINST.” If you are a beneficial owner, your broker, bank or other nominee may vote your shares on this proposal without receiving voting instructions from you.

Other matters that may properly come before our Annual Meeting may require more than a majority vote under our Second Amended and Restated Bylaws, our Second Amended and Restated Articles of Incorporation, the laws of Nevada or other applicable laws. We do not know of any such matters as of the date of this Proxy Statement.

Who will count the votes?

Our Executive Vice President, General Counsel and Secretary, Brian S. Gillman, will tabulate the votes and act as the inspector of election.

Where can I find the voting results?

We will announce the preliminary voting results at our Annual Meeting. We will also publish voting results in a Current Report on Form 8-K that we will file with the SEC within four business days of our Annual Meeting. If on the date of such Form 8-K filing the inspector of election for our Annual Meeting has not certified the voting results as final, we will note in the filing that the results are preliminary and publish the final results in a subsequent Form 8-K filing within four business days after the final voting results are known.

Who will pay the costs of soliciting these proxies?

We will bear the entire cost of solicitation of proxies, including preparation, assembly, printing and mailing of this Proxy Statement, the proxy card and any additional information furnished to shareholders. Copies of solicitation materials will be furnished to banks, brokers and other nominees holding shares of voting stock beneficially owned by others to forward to such beneficial owners. We may reimburse banks, brokers and other nominees for their reasonable costs of forwarding proxy materials to beneficial owners. Original solicitation of proxies may be supplemented by electronic means, mail, facsimile, telephone or personal solicitation by our directors, officers or other employees. No additional compensation will be paid to our directors, officers or other employees for such services.

Are you “householding” for shareholders sharing the same address?

The SEC has adopted rules that permit companies and intermediaries such as brokers to satisfy delivery requirements for proxy statements and annual reports with respect to two or more shareholders sharing the same address by delivering a single proxy statement or annual report, as applicable, addressed to those shareholders. This process, which is commonly referred to as “householding,” potentially provides extra convenience for shareholders and cost savings for companies.

We have not instituted householding for shareholders of record. However, certain brokerage firms may have instituted householding for beneficial owners of shares of our common stock held through brokerage firms. If your household has multiple accounts holding shares of our common stock, you may have already received a householding notification from your broker. Please contact your broker directly if you have any questions or require additional copies of this Proxy Statement. The broker will arrange for delivery of a separate copy of this Proxy Statement promptly upon your request. Our shareholders may decide at any time to revoke a decision to household, and thereby receive multiple copies.

What is the deadline for shareholders to propose actions for consideration at our annual meeting of shareholders for the fiscal year ending September 30, 2021?

Shareholders who wish to nominate persons for election to our Board or propose other matters to be considered at our annual meeting of shareholders for the fiscal year ending September 30, 2021 must provide us advance notice of the director nomination or shareholder proposal, as well as the information specified in our Second Amended and Restated Bylaws, no earlier than October 5, 2021, and no later than November 4, 2021. Shareholders are advised to review our Second Amended and Restated Bylaws, which contain the requirements for advance notice of director nominations and shareholder proposals. Notice of director nominations and shareholder proposals must be mailed to our Executive Vice President, General Counsel and Secretary at 410 North 44th Street, Suite 700, Phoenix, Arizona 85008. The requirements for advance notice of shareholder proposals under our Second Amended and Restated Bylaws do not apply to proposals properly submitted under Rule 14a-8 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), as those shareholder proposals are governed by Rule 14a-8. We reserve the right to reject, rule out of order or take other appropriate action with respect to any director nomination or shareholder proposal that does not comply with our Second Amended and Restated Bylaws and other applicable requirements.

August 31, 2021 is the deadline for shareholders to submit proposals to be included in our proxy statement under Rule 14a-8 under the Exchange Act. However, if the date of our annual meeting of shareholders for the fiscal year ending September 30, 2021 is changed by more than 30 days from the anniversary of the date of the previous year’s meeting, then the deadline will be a reasonable time before we begin to print and send our proxy statement for our annual meeting of shareholders for the fiscal year ending September 30, 2021. Proposals by shareholders must comply with all requirements of applicable rules of the SEC, including Rule 14a-8, and be mailed to our Executive Vice President, General Counsel and Secretary at 410 North 44th Street, Suite 700, Phoenix, Arizona 85008. We reserve the right to reject, rule out of order or take other appropriate action with respect to any proposal that does not comply with Rule 14a-8 and other applicable requirements.

What are the implications of being an “emerging growth company”?

We are an “emerging growth company” under applicable federal securities laws and are therefore permitted to take advantage of certain reduced public company reporting requirements. As an emerging growth company, we provide in this Proxy Statement the scaled disclosure permitted under the Jumpstart Our Business Startups Act of 2012, including certain executive compensation disclosures required of a “smaller reporting company,” as that term is defined in Rule 12b-2 under the Exchange Act. In addition, as an emerging growth company, we are not required to conduct votes seeking approval, on an advisory basis, of the compensation of our NEOs or the frequency with which such votes must be conducted. We will remain an emerging growth company until the earliest of (i) the last day of the fiscal year following the fifth anniversary of the completion of our initial public offering (our “IPO”), (ii) the last day of the first fiscal year in which our annual gross revenue is $1.07 billion or more, (iii) the date on which we have, during the previous rolling three-year period, issued more than $1 billion in non-convertible debt securities or (iv) the date on which we are deemed to be a “large accelerated filer” as defined in the Exchange Act.

Who should I call if I have any questions?

If you have any questions about our Annual Meeting or your ownership of our voting stock, please contact our transfer agent at:

Computershare, Inc.

250 Royall Street

Canton, MA 02021

Telephone: (212) 805-7100

Website Address: www.computershare.com/us

Board of Directors

and Corporate Governance

We are strongly committed to good corporate governance practices. These practices provide an important framework within which our Board and management can pursue our strategic objectives for the benefit of our shareholders. Our Board has adopted Amended and Restated Corporate Governance Guidelines (our “Corporate Governance Guidelines”) that set forth the role of our Board, director independence standards, Board structure and functions, director selection considerations and other governance policies. In addition, our Board has adopted written charters for each of our Audit Committee, Compensation Committee and Nominating and Corporate Governance Committee, as well as the Mesa Air Group, Inc. Code of Conduct and Ethics (our “Code of Conduct”) that applies to all of our employees, officers and directors. Our Nominating and Corporate Governance Committee reviews our Corporate Governance Guidelines annually, and recommends changes to our Board as warranted. Our Corporate Governance Guidelines, our committee charters, and our Code of Conduct, and any waivers or amendments to our Code of Conduct, are all available on our investor relations website (http://investor.mesa-air.com) in the “Corporate Governance – Governance Overview” section.

Director Independence

Our common stock is listed on The Nasdaq Global Select Market (“Nasdaq”). Under the listing requirements and rules of Nasdaq, independent directors must comprise a majority of our Board. In addition, the rules of Nasdaq require that, subject to specified exceptions, each member of a listed company’s audit, compensation and nominating and corporate governance committees be independent. Under Nasdaq rules, a director will only qualify as an “independent director” if, in the opinion of that company’s board of directors, that person does not have a relationship that would interfere with the exercise of independent judgment in carrying out the responsibilities of a director. Compensation committee members must not have a relationship with us that is material to the director’s ability to be independent from management in connection with the duties of a compensation committee member. Additionally, audit committee members must also satisfy the independence criteria set forth in Rule 10A-3 under the Exchange Act. To be considered independent for purposes of Rule 10A-3, a member of an audit committee of a listed company may not, other than in his or her capacity as a member of the audit committee, the board of directors or any other board committee, accept, directly or indirectly, any consulting, advisory or other compensatory fee from the listed company or any of its subsidiaries or be an affiliated person of the listed company or any of its subsidiaries.

Our Board has undertaken a review of its composition, the composition of its committees and the independence of each director. Based upon information requested from and provided by each director concerning his or her background, employment and affiliations, including family relationships, our Board has determined that other than Jonathan G. Ornstein, our Chairman and Chief Executive Officer, our directors do not have any relationships that would interfere with the exercise of independent judgment in carrying out the responsibilities of a director and that each of these directors is “independent” as that term is defined under the applicable rules and regulations of the SEC and the listing requirements and rules of Nasdaq. Accordingly, a majority of our directors are independent, as required under applicable Nasdaq listing rules. In making this determination, our Board considered the current and prior relationships that each non-employee director has with the Company and all other facts and circumstances our Board deemed relevant in determining their independence.

Board Leadership

Although our Board does not have a formal policy as to whether the roles of Chairman of our Board and Chief Executive Officer should be combined or separated, Mr. Ornstein serves as both the Chairman of our Board and our Chief Executive Officer. Our Board believes that the current board leadership structure, coupled with a strong emphasis on board independence, provides effective independent oversight of management while allowing our Board and management to benefit from Mr. Ornstein’s extensive executive leadership and operational experience. On April 9, 2019, the Board established the position of Presiding Independent Director (i.e., Lead Director) and appointed Harvey W. Schiller to serve in that capacity. Mr. Schiller has served on the Company’s Board since 2011, and currently serves as Chair of the Board’s Compensation Committee and a member of the Nominating and Governance Committee. The Presiding Independent Director is responsible for, among other things, organizing and chairing executive sessions of the independent directors serving on the Company’s Board, acting as a liaison between the Company’s Chairman of the Board and the Board’s independent directors, and carrying out such other responsibilities as defined by the Board.

Executive Sessions of Non-Employee Directors

To encourage and enhance communication among non-employee directors, and as required under applicable Nasdaq rules, our Corporate Governance Guidelines provide that the non-employee directors will meet in executive sessions without management directors or our management on a periodic basis. Accordingly, our Board holds executive sessions at which only those directors who are “independent,” within the meaning of currently applicable Exchange Act rules and the Nasdaq Listing Rules, are present. In accordance with our Corporate Governance Guidelines, the presiding director at the executive sessions is Mr. Schiller, as the Presiding Independent Director.

Communications with our Board of Directors

Shareholders or interested parties who wish to communicate with our Board or with an individual director may do so by mail to our Board or the individual director, care of our Executive Vice President, General Counsel and Secretary at 410 North 44th Street, Suite 700, Phoenix, Arizona 85008. The communication should indicate that it contains a shareholder or interested party communication. In accordance with our Corporate Governance Guidelines, all such communication will be reviewed by our Executive Vice President, General Counsel and Secretary, in consultation with appropriate directors as necessary, and, if appropriate, will be forwarded to the director or directors to whom the communications are addressed or, if none are specified, to the Chairman of our Board.

Committees of our Board of Directors

Our Board has established an Audit Committee, a Compensation Committee and a Nominating and Corporate Governance Committee which have the composition and responsibilities described below. Our Board may establish other committees to facilitate the management of our business. Copies of the charters of our Audit Committee, Compensation Committee and Nominating and Corporate Governance Committee are available in the “Corporate Governance – Governance Overview” section of our investor relations website (http://investor.mesa-air.com). Members serve on these committees until their resignation or until otherwise determined by our Board.

The following table sets forth the standing committees of our Board and the members of each such committee as of the date of this Proxy Statement:

Director	Audit Committee	Compensation Committee	Nominating and Corporate Governance Committee
Jonathan G. Ornstein	—	—	—
Ellen N. Artist	Chair	—	Member
Mitchell I. Gordon	Member	Member	—
Dana J. Lockhart	Member	—	—
Daniel J. McHugh		Member	—
Harvey W. Schiller	—	Chair	Member
Spyridon P. Skiados	—	—	Chair

Audit Committee

Our Audit Committee consists of Ms. Artist and Messrs. Gordon and Lockhart, with Ms. Artist serving as our Audit Committee Chair. Pursuant to our Audit Committee charter, Audit Committee membership shall consist of at least three Board members, all of whom qualify as independent within the meaning of our Corporate Governance Guidelines and satisfy the independence requirements of the Nasdaq Listing Rules and Rule 10A-3(b)(1) under the Exchange Act. Our Audit Committee charter also requires members to have financial literacy and familiarity with fundamental financial statements that would allow them to understand key business and financial controls in the primary industries in which we operate.

Our Board has determined that Ms. Artist and Messrs. Gordon and Lockhart are independent under the Nasdaq Listing Rules and Rule 10A-3(b)(1) under the Exchange Act. In addition, our Board has determined that Ms. Artist is an “audit committee financial expert” within the meaning of SEC regulations. Our Board has also determined that each member of our Audit Committee can read and understand fundamental financial statements in accordance with applicable requirements. In arriving at these determinations, our Board has examined each Audit Committee member’s scope of experience and the nature of their employment in the corporate finance sector.

The primary purpose of our Audit Committee is to discharge the responsibilities of our Board with respect to our accounting, financial and other reporting and internal control practices and to oversee our independent registered public accounting firm. Specific responsibilities of our Audit Committee include:

•	selecting a qualified firm to serve as our independent registered public accounting firm to audit our financial statements;

•	helping to ensure the independence and performance of our independent registered public accounting firm;

•

discussing the scope and results of the audit with our independent registered public accounting firm, and reviewing, with management and the independent accountants, our interim and year-end operating results;

•	developing procedures for employees to anonymously submit concerns about questionable accounting or audit matters;

•	reviewing our policies on risk assessment and risk management;

•	reviewing related party transactions;

•

obtaining and reviewing a report by our independent registered public accounting firm at least annually that describes our internal quality control procedures, any material issues with such procedures and any steps taken to deal with such issues when required by applicable law;

•

approving (or, as permitted, pre-approving) all audit and all permissible non-audit services, other than de minimis non-audit services, to be performed by our independent registered public accounting firm; and

•	overview of cyber security risk management programs.

Compensation Committee

Our Compensation Committee currently consists of Messrs. Gordon, McHugh and Schiller, with Mr. Schiller serving as our Compensation Committee Chair. Pursuant to our Compensation Committee charter, our Compensation Committee will consist of a minimum of three directors, each of whom shall meet Nasdaq’s independence requirements. Our Board has determined each member of our Compensation Committee is independent under the Nasdaq Listing Rules, are “non-employee directors” as defined in Rule 16b-3 under the Exchange Act.

The primary purpose of our Compensation Committee is to discharge the responsibilities of our Board to oversee our compensation policies, plans and programs, and to review and determine the compensation to be paid to our executive officers, directors and other senior management, as appropriate. Specific responsibilities of our Compensation Committee include:

•	reviewing and approving, or recommending that our Board approve, the compensation of our executive officers;

•	reviewing and recommending to our Board the compensation of our directors;

•	reviewing and approving, or recommending that our Board approve, the terms of compensatory arrangements with our executive officers;

•	administering our incentive compensation and other equity plans;

•	selecting independent compensation consultants and assessing whether there are any conflicts of interest with any of our Compensation Committee’s compensation advisors;

•

reviewing and approving, or recommending that our Board approve, incentive compensation and equity plans, severance agreements and any other compensatory arrangements for our executive officers and other senior management, as appropriate; and

•	reviewing and establishing general policies relating to compensation and benefits of our employees and reviewing our overall compensation philosophy.

Compensation Committee Interlocks and Insider Participation

None of the members of our Compensation Committee is or has been an executive officer of Mesa Air Group, nor did any of them have any relationships requiring disclosure by us under Item 404 of SEC Regulation S-K. With the exception of Mr. Ornstein, our Chairman and Chief Executive Officer, none of our executive officers served as a director or a member of a compensation committee (or other committee serving an equivalent function) of any other entity, of which an executive officer served as a director of Mesa Air Group or member of our Compensation Committee during the fiscal year ended September 30, 2020.

Nominating and Corporate Governance Committee

Our Nominating and Corporate Governance Committee currently consists of Ms. Artist and Messrs. Schiller and Skiados, with Mr. Skiados serving as our Nominating and Corporate Governance Committee Chair. Pursuant to our Nominating and Corporate Governance Committee charter, our Nominating and Corporate Governance Committee shall consist of at least three directors, each of whom shall meet Nasdaq’s independence requirements. Our Board has affirmatively determined that each of Ms. Artist and Messrs. Schiller and Skiados meet the definition of “independent director” for purposes of the Nasdaq Listing Rules.

Specific responsibilities of our Nominating and Corporate Governance Committee include:

•	identifying, evaluating and selecting, or recommending that our Board approve, nominees for election to our Board;

•	considering and making recommendations to our Board regarding the composition of the committees of our Board;

•	reviewing developments in our corporate governance practices;

•	evaluating the adequacy of our corporate governance practices and reporting;

•	reviewing management succession plans;

•	developing and making recommendations to our Board regarding our Corporate Governance Guidelines; and

•	overseeing an annual evaluation of our Board’s performance and the performance of each committee.

Board and Committee Meetings and Attendance

Our Board is responsible for the oversight of Company management, the strategy of the Company and establishing corporate policies. Our Board and its committees meet throughout the year on a regular schedule, and also hold special meetings and act by written consent from time to time. During the fiscal year ended September 30, 2020, our Board met four times. Each of the four regularly scheduled Board meetings included an executive session of only independent directors. Our Audit Committee met seven times during the last fiscal year. Our Compensation Committee met five times during the last fiscal year. Our Nominating and Corporate Governance Committee met six times during the last fiscal year. During the fiscal year ended September 30, 2020, each director attended 75% or more of the aggregate number of Board meetings and meetings of the committees on which he or she served. We traditionally encourage our directors and director nominees to attend our Annual Meetings. All of our current directors attended our annual meeting of shareholders in 2020. However, due to the ongoing worldwide COVID-19 pandemic we are not encouraging our directors or director nominees to attend our 2021 Annual Meeting in person.

Risk Oversight

Our Board oversees an enterprise-wide approach to risk management, designed to support the achievement of organizational objectives, including strategic objectives, to improve long-term organizational performance and to enhance shareholder value. A fundamental part of risk management is not only understanding the most significant risks a company faces and what steps management is taking to manage those risks, but also understanding what level of risk is appropriate for a given company. Our Board, as a whole, determines the appropriate level of risk for us, assesses the specific risks that we face and reviews management’s strategies for adequately mitigating and managing the identified risks. Although our Board administers this risk management oversight function, the committees of our Board support our Board in discharging its oversight duties and addressing risks inherent in their respective areas.

Our Audit Committee has the responsibility to consider and discuss our major financial risk exposures and the steps our management has taken to monitor and control these exposures, including guidelines and policies to govern the process by which risk assessment and management is undertaken. Our Audit Committee monitors compliance with legal and regulatory requirements. Our Audit Committee also monitors management’s preparedness for and responses to data security incidents. Our Nominating and Corporate Governance Committee monitors the effectiveness of our Corporate Governance Guidelines. Our Compensation Committee assesses and monitors whether our compensation philosophy and practices have the potential to encourage excessive risk-taking and evaluates compensation policies and practices that could mitigate such risks.

At periodic meetings of our Board and its committees, management reports to and seeks guidance from our Board and its committees with respect to the most significant risks that could affect our business, such as legal, financial, tax and audit- related risks. In addition, among other matters, management provides our Audit Committee periodic reports on our compliance programs and investment policy and practices.

Nominations Process and Director Qualifications

Nomination to our Board of Directors

Candidates for nomination to our Board are selected by our Board based on the recommendations of our Nominating and Corporate Governance Committee in accordance with our Nominating and Corporate Governance Committee charter, our policies, our Second Amended and Restated Articles of Incorporation, our Second Amended and Restated Bylaws, our Corporate Governance Guidelines and the criteria adopted by our Board regarding director candidate qualifications. In recommending candidates for nomination, our Nominating and Corporate Governance Committee considers candidates recommended by directors, officers and employees, as well as candidates that are properly submitted by shareholders in accordance with our policies and our Second Amended and Restated Bylaws, using the same criteria to evaluate all such candidates. Evaluations of candidates generally involve a review of background materials, internal discussions and interviews with selected candidates as appropriate and, in addition, our Nominating and Corporate Governance Committee may engage consultants or third-party search firms to assist in identifying and evaluating potential director nominees.

Mr. McHugh was appointed as a member of the Board of Directors, effective May 5, 2020. The Nominating and Corporate Governance Committee led the process for selecting the director nominee and recommending the selected nominee to the Board. Mr. McHugh was recommended to the Nominating and Corporate Governance Committee by the Chief Executive Officer.

Additional information regarding the process for properly submitting shareholder nominations for candidates for membership on our Board is set forth above under “Questions and Answers About Proxy Materials and Voting.”

Director Qualifications

With the goal of developing a diverse, experienced and highly qualified board of directors, our Nominating and Corporate Governance Committee is responsible for developing and recommending to our Board the desired qualifications, expertise and characteristics of members of our Board, including qualifications that our Nominating and Corporate Governance Committee believes must be met by a committee-recommended nominee for membership on our Board and specific qualities or skills that our Nominating and Corporate Governance Committee believes are necessary for one or more of the members of our Board to possess.

In addition to the qualifications, qualities, and skills that are necessary to meet U.S. legal and regulatory requirements, Nasdaq’s listing requirements, the provisions of our Second Amended and Restated Articles of Incorporation and our Second Amended and Restated Bylaws, our Corporate Governance Guidelines and each of the charters of our Board committees, our Nominating and Corporate Governance Committee requires the following minimum qualifications to be satisfied by any nominee for a position on our Board:

•	personal and professional ethics and integrity;

•	proven achievement and competence in the nominee’s field and the ability to exercise sound business judgment;

•	skills that are complementary to those of the existing Board;

•	the ability to assist and support management and make significant contributions to our success;

•	an understanding of the fiduciary responsibilities that are required of a member of our Board; and

•	the commitment of time and energy necessary to diligently carry out these responsibilities.

Our Board and Nominating and Corporate Governance Committee believe that diversely skilled, experienced and highly qualified board of directors fosters a robust, comprehensive and balanced decision-making process for the continued effective functioning of our Board and success of the Company. Accordingly, through the nomination process, our Nominating and Corporate Governance Committee seeks to promote Board membership that reflects diversity, factoring in gender, race, ethnicity, differences in professional background, education, skill, experience and other individual qualities and attributes that contribute to the total mix of viewpoints and experience. Our Nominating and Corporate Governance Committee evaluates the foregoing factors, among others, and does not assign any particular weighting or priority to any of the factors.

Proposal 1 sets forth a brief biographical description of each nominee’s primary individual experience, qualifications, attributes and skills that led our Board to recommend such nominee to serve as a member of our Board.

PROPOSAL 1:

ELECTION OF DIRECTORS

(Item No. 1 on the Proxy Card)

Composition of our Board of Directors

Our Board currently consists of seven directors. All directors serve a one-year term and are subject to re-election each year.

On the recommendation of our Nominating and Corporate Governance Committee, our Board has nominated the following persons for election as directors at our Annual Meeting:

•	Ellen N. Artist

•	Mitchell I. Gordon

•	Dana J. Lockhart

•	Daniel J. McHugh

•	Jonathan G. Ornstein

•	Harvey W. Schiller

•	Spyridon P. Skiados

If elected, each nominee will serve until his or her term expires at our annual meeting of shareholders for the fiscal year ending September 30, 2021 or until his or her successor is duly elected and qualified. See “Director Nominees” below for more information about each nominee.

All of the nominees are currently serving as directors of Mesa Air Group and have consented to being named as nominees. Shareholders voting in person or by proxy at our Annual Meeting may only vote for seven nominees. If, prior to our Annual Meeting, any of the nominees becomes unable to serve as a director, our Board may designate a substitute nominee. In that event, the persons named as proxies intend to vote for the substitute nominee designated by our Board.

Our Board and our Nominating and Corporate Governance Committee believe that each of the above nominees possesses the experience and qualifications that directors of Mesa Air Group should possess, as described in detail below, and that the experience and qualifications of each nominee compliments the experience and qualifications of the other nominees. The experience and qualifications of each nominee, including information regarding the specific experience, qualifications, attributes and skills that led our Board and our Nominating and Corporate Governance Committee to conclude that he or she should serve as a director of Mesa Air Group at the present time, in light of our business and structure, are set forth below.

Vote Required

If a quorum is present, directors are elected by a plurality of the votes of the holders of shares present at the meeting or represented by proxy and entitled to vote on the election of directors. Accordingly, the nominees receiving the highest number of affirmative votes will be elected. Shares represented by executed proxies will be voted, if authority to do so is not withheld, for the election of the nominees named below. If a nominee becomes unavailable for election as a result of an unexpected occurrence, shares that would have been voted for that nominee will instead be voted for the election of a substitute nominee proposed by us.

Our Board recommends a vote “FOR” the election of all seven nominees listed below.

Director Nominees

Ellen N. Artist

Age:	64
Director Since:	2011
Committees:	Audit Committee Chair; Audit Committee Financial Expert; member of our Nominating and Corporate Governance Committee
Principal Occupation:	Operator, ENA Advisors, LLC

Experience:

Ms. Artist has more than 35 years of experience in aviation finance as a bankruptcy trustee, financial advisor, financial principal and commercial lender. Ms. Artist has served as Operator of ENA Advisors since July 2005. Ms. Artist led the out-of-court restructuring of lease and loan obligations for both Independence Air and American Airlines, Inc. During the course of her career, Ms. Artist has been involved in more than $10 billion in aviation, debt, equity and lease placements. Ms. Artist was formerly a founding partner at both The Seabury Group, LLC, from 1996 to 2002, and Sky Works Capital, LLC, from 2002 to 2005, two investment banking boutiques specializing in aviation activities. Other areas of expertise for Ms. Artist include claims resolution, trust accounting, litigation and interaction with counsel. Ms. Artist is a graduate of Northwestern University with a B.A. in Economics and received an M.B.A. with distinction from New York University specializing in Finance and Accounting.

We believe Ms. Artist is qualified to serve on our Board due to her experience in the aviation industry, her financial expertise and general business expertise.

Other Directorships:	None

Mitchell I. Gordon

Age:	63
Director Since:	2011
Committees:	Member of our Audit and Compensation Committees
Principal Occupation:	Chief Executive Officer, Edition Capital Partners, LLC. & Adgile Media Group, LLC.

Experience:

Mr. Gordon has more than 30 years of experience in transportation, finance and general business management. He has served as the chief executive officer of Edition Capital Partners, LLC, a merchant banking firm, since December 2015, and Adgile Media Group, LLC, a mobile advertising company, since July 2019. Mr. Gordon was the chief executive officer of Edition Logistics Management, LLC, a transportation sector investment and management firm from June 2018 to July 2019. Mr. Gordon was the president, chief financial officer and director of Cambridge Capital Acquisition Corporation, a special purpose acquisition company (the “SPAC”) from December 2013 to December 2015. In 2016, the SPAC merged with and into an Israeli company, Ability Computer & Software Industries, Ltd., which changed its name to Ability Inc. (“Ability”). Mr. Gordon served as an Ability director and audit committee member until 2016. Mr. Gordon also served as president of Morpheus Capital Advisors, a leading merchant banking firm serving middle market companies, from 2003 to 2013. From 1998 to 2000, Mr. Gordon served as chief financial officer, executive vice president and a member of the Office of the President of Interpool (NYSE: IPX), one of the world’s largest lessors of transportation equipment. Prior to joining Interpool, Mr. Gordon founded and was president of Atlas Capital Partners from 2000 to 2003 and was managing director and co-head of Salomon Smith Barney’s transportation investment banking group. Mr. Gordon’s background also includes serving as senior vice president and head of the transportation and automotive investment groups at Furman Selz as well as vice president of investment banking at Needham & Company. Mr. Gordon has served on the boards of Interpool, Indigo Aviation (NSE: INDIGO), Merchants Fleet and Almedica, Inc. He has served on numerous nonprofit boards and is currently the chair of the Hunter College Community Advisory Board and on the board of HIAS, Inc. Mr. Gordon holds a B.S.B.A. from Washington University and an M.B.A. from Harvard Business School.

We believe Mr. Gordon is qualified to serve on our Board due to his experience in the transportation industry, his financial expertise and his general business experience.

Other Directorships:

Mr. Gordon currently serves on the board of Merchants Fleet, Inc. and Adgile Media Group, LLC. as well as HIAS, Inc. a non-profit organization and as the Chair of the Hunter College Community Advisory Board.

Dana J. Lockhart

Age:	73
Director Since:	2011
Committees:	Member of our Audit Committee
Principal Occupation:	Chief Executive Officer, DJL Advisors, LLC

Experience:

Mr. Lockhart is an independent contractor offering advisory services in financing and procurement of civil aircraft, capital markets and in- and out-of-court restructuring. Mr. Lockhart joined Lockheed Corporation while in college and in 1979 became a founding executive of Lockheed Finance Corporation. In 1982, he was recruited to develop and manage Fairchild Industries’ new captive subsidiary responsible for sales financing of the company’s regional aircraft. In 1987, Mr. Lockhart joined Airbus Americas as a sales finance negotiator, assuming management of the sales finance team in 1989. Mr. Lockhart was promoted to chief financial officer of Airbus Americas in 2002. During 2008 and 2009, he led the capital markets function of GMT Global Republic Aviation. Since 2009, Mr. Lockhart has provided financial consulting services through his company DJL Advisors, LLC. Mr. Lockhart holds a B.S. in Business Administration from California State University and an M.B.A. from Pepperdine University.

We believe Mr. Lockhart is qualified to serve on our Board due to his experience in our industry with airlines and aircraft manufacturers.

Other Directorships:	None

Daniel J. McHugh

Age:	64
Director Since:	2020
Committees:	Member of our Compensation Committee
Principal Occupation:	CEO of Orca East, LLC.

Experience:

Mr. McHugh most recently served as the CEO of Livingston International, a North American provider of customs brokerage services, a position that he held from January 2017 to March 2020. Prior to joining Livingston, Mr. McHugh served as CEO at Southern Air Inc., a major U.S. cargo airline servicing DHL, the Department of Defense and other leading global airlines between January 2010 and May 2016. He also served as CEO of DHL Express Asia from April 2005 to December 2009. Mr. McHugh had over 25 years in the international container shipping and logistics industry prior to his tenure at DHL, during which time he worked for both American President Lines (APL) and Sealand Service. Mr. McHugh currently serves on a number of boards at privately held logistics and transportation companies

We believe Mr. McHugh is qualified to serve on our Board due to his experience in our industry with airlines and aircraft manufacturers.

Other Directorships:	Mr. McHugh currently serves on the board of American Commercial Barge Line, LLC. and Amports, Inc. and as the Chairman of BoxLock, Inc.

Jonathan G. Ornstein

Age:	63
Director Since:	1998
Committees:	None
Principal Occupation:	Chairman and Chief Executive Officer, Mesa Air Group, Inc.

Experience:

Mr. Ornstein has been with us since being named President and Chief Executive Officer in 1998, and Chairman of the Board in 1999. Mr. Ornstein co-founded Virgin Express S.A./N.V., an airline in Brussels, Belgium, where he served as chief executive officer and chairman from 1995 until 1999. In 1994, Mr. Ornstein served as chief executive officer of Continental Express, and was later named senior vice president of airport services for Continental Airlines. Mr. Ornstein’s first tenure with us was from 1988 to 1994, serving as our Executive Vice President and President of our then-wholly owned subsidiary WestAir Holding, Inc. Mr. Ornstein began his career in aviation in 1986 with AirLA, a commuter airline in Los Angeles. Mr. Ornstein attended the University of Pennsylvania.

We believe Mr. Ornstein is qualified to serve on our Board due to his extensive executive leadership and operational experience in the regional airline industry.

Other Directorships:	None

Spyridon P. Skiados

Age:	74
Director Since:	2011
Committees:	Nominating and Corporate Governance Committee Chair
Principal Occupation:	President, Leadership Communications, and Training, LLC., and Meetings-Nine One One, LLC.

Experience:

Mr. Skiados has served as the president of Leadership Communication & Training, an aviation industry consulting company with a focus on advising boards of directors on proper governance procedures, management and labor relations and strategic planning, since February 2009. Prior to retiring in June 2009, Mr. Skiados served as the executive director of the Air Line Pilots Association (the “ALPA”), the world’s largest pilots’ union. He had previously served as the ALPA’s director of communication and was continuously employed by the ALPA for 40 years. Mr. Skiados is the recipient of the Paul Whalen Education Award for his role in the formation of the Council on Aviation Accreditation (now known as the Aviation Accreditation Board International (“AABI”)), the Richard W. Taylor Industry Award, which is presented annually to a member of AABI who volunteers time and effort to further the goals of that organization and the National Aeronautics Association’s (“NAA”) Wesley L. McDonald Distinguished Statesperson of Aviation Award. Mr. Skiados has successfully completed the Wharton Executive Development Program at the Wharton School, University of Pennsylvania, and attended the University of Maryland.

We believe Mr. Skiados is qualified to serve on our Board due to his corporate governance expertise, labor and management expertise and general and airline business experience.

Other Directorships:	None

Brigadier General Harvey W. Schiller, USAF, Ret.

Age:	81
Director Since:	2011
Committees:	Presiding Independent Director; Compensation Committee Chair; member of our Nominating and Corporate Governance Committee
Principal Occupation:	Chairman of Schiller Management Group and Vice Chairman of the Digital Media, Entertainment and Sports practice of Diversified Search

Experience:

Mr. Schiller has a varied history of experience that includes a decorated military career as a pilot and various leadership positions in business and sports. He currently serves as vice chairman of Diversified Search, an executive search firm. Mr. Schiller previously served as the president of Turner Sports, the Atlanta Thrasher NHL Club, executive director of the U.S. Olympic Committee, commissioner of the Southeastern Conference and chairman of the security company Global Options Group. He has served on the national board of directors for the Boys and Girls Clubs and as director of IDT Corporation. Mr. Schiller was appointed as permanent professor at the United States Air Force Academy and the White House Commission on Presidential Scholars. Mr. Schiller is a graduate of The Citadel and earned a PhD in Chemistry from the University of Michigan.

We believe Mr. Schiller is qualified to serve on our Board due to his extensive general business experience.

Other Directorships:

Mr. Schiller currently serves on the boards of Blinktbi, Inc., SportsGird, Inc., and Charles Towne Holdings, LLC. and as the Chairman of the Collegiate Sports Management Group. Mr. Schiller also serves on the boards of various non-profit organizations including the Baseball Hall of Fame and the Air Force Academy Athletic Corporation.

Non-Employee Director Compensation

Fees. The following fees were paid to our non-employee directors during the 2020 election year. Directors who are our full-time employees receive no additional compensation for serving as directors. Board members are also reimbursed for all expenses associated with attending Board or committee meetings.

The following table sets forth information concerning the compensation earned by or paid to our non-employee directors during the fiscal year ended September 30, 2020:

Annual retainer (paid quarterly)	$83,000
Compensation Committee Chair retainer	$10,000
Nominating and Corporate Governance Chair retainer	$10,000
Audit Committee Chair retainer	$15,000
Presiding Independent Director retainer	$20,000

Equity Awards. Equity awards are made to our non-employee directors on an annual basis. The types and amounts of such awards are set by our Compensation Committee. During the fiscal year ended September 30, 2020, each non-employee director received a restricted common stock award in the aggregate amount of $89,700.

Other benefits. As is common in the airline industry, we provide flight benefits to the members of our Board, whereby each non-employee director and certain family members of directors receive free or reduced-fare travel on flights flown by our major airline partners at no cost to us or the director. We believe that our directors’ use of free air travel is de minimis and we did not maintain any records of non-employee directors’ travel during the fiscal year ended September 30, 2020.

Fiscal 2020 Director Compensation Table

The following table sets forth information regarding compensation earned by our non-employee directors during the 2020 election year:

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)(1)	Total ($)
Ellen N. Artist	98,000	89,700	187,700
Mitchell I. Gordon	83,000	89,700	172,700
Dana J. Lockhart	83,000	89,700	172,700
Daniel J. McHugh(2)	62,250	64,470	126,720
Harvey W. Schiller	113,000	89,700	202,700
Spyridon P. Skiados	93,000	89,700	182,700
G. Grant Lyon(3)	—	—	—

(1)

Represents the aggregate grant date fair value of restricted common stock awarded to each non-employee director during the fiscal year ended September 30, 2020. Restricted common stock award vests one year from the grant date.

(2)	Mr. McHugh was appointed to the Board on May 5, 2020.
(3)	Mr. Lyon chose not to stand for re-election at our 2020 annual meeting of shareholders and ceased to be a director on February 4, 2020.

Report of the Audit Committee

The Audit Committee selects and retains an independent registered public accounting firm as the Company’s independent auditor and assists the Board in overseeing (1) the integrity of the Company’s financial statements, (2) the independent auditor’s qualifications and independence, (3) the performance of the Company’s internal audit function and independent auditor, and (4) the compliance by the Company with legal and regulatory requirements related to financial affairs and reporting. The Board of Directors has adopted a written charter for the Audit Committee that addresses the responsibilities of the Audit Committee. This charter is available on our investor relations website (http://investor.mesa-air.com) in the “Corporate Governance – Governance Overview” section.

While the Audit Committee has the responsibilities and powers set forth in its charter, it is not the duty of the Audit Committee to plan or conduct audits or to determine that the Company’s financial statements and disclosures are complete and accurate and are in accordance with generally accepted accounting principles and applicable legal and other requirements. These are the responsibilities of management and the independent auditor. Additionally, in performing its oversight function, the Audit Committee necessarily relies on the work and assurances of, and information provided by, management and the independent auditor.

Ernst & Young LLP (“Ernst & Young”) served as the Company’s independent auditor for the fiscal year ended September 30, 2020. In fiscal 2020, the Audit Committee met and held discussions with management and Ernst & Young on numerous occasions. In fulfilling its oversight responsibilities, the Audit Committee reviewed and discussed with management and Ernst & Young the Company’s quarterly financial statements prior to the filing of each Quarterly Report on Form 10-Q and the audited financial statements included in the Annual Report on Form 10-K for the fiscal year ended September 30, 2020. The Audit Committee discussed with Ernst & Young matters required to be discussed by the applicable Public Company Accounting Oversight Board (“PCAOB”) standards. Ernst & Young also provided to the Audit Committee the written disclosures required by applicable requirements of the PCAOB regarding the independent accountant’s communications with the Audit Committee concerning independence, and the Audit Committee discussed with Ernst & Young the firm’s independence and tenure.

Based upon the Audit Committee’s discussions with management and the independent auditor, and the Audit Committee’s review of the representations of management and the report of the independent auditor to the Audit Committee, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the fiscal year ended September 30, 2020, as filed with the SEC.

Submitted by the Audit Committee

Ellen N. Artist (Chair)

Mitchell I. Gordon

Dana J. Lockhart

The material in this report is not “soliciting material,” is not deemed “filed” with the SEC or subject to Regulations 14A or 14C or the liabilities of Section 18 of the Exchange Act, and shall not to be deemed incorporated by reference in any filing of Mesa Air Group under the Securities Act of 1933, as amended, or the Exchange Act, whether made before or after the date hereof and irrespective of any general incorporation language in any such filing.

PROPOSAL 2:

RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

(Item No. 2 on the Proxy Card)

It is the responsibility of the Audit Committee to select and retain independent auditors. Our Audit Committee has appointed Ernst & Young as our independent auditors for the Company’s fiscal year ending September 30, 2021. Although shareholder ratification of the Audit Committee’s selection of independent auditors is not required by our Second Amended and Restated Bylaws or otherwise, we are submitting the selection of Ernst & Young for shareholder ratification as a matter of good corporate governance and so that our shareholders may participate in this important corporate decision. If not ratified, the Audit Committee will reconsider the selection, although the Audit Committee will not be required to select different independent auditors for the Company. Even if the appointment is ratified, our Board may direct the appointment of different independent auditors at any time during the year if they determine that such a change would be in the best interests of Mesa Air Group and its shareholders.

A representative of Ernst & Young LLP is expected to be present at the Annual Meeting and will be available to respond to appropriate questions and, if they desire, to make a statement.

Change of Auditors in December 2019

Deloitte & Touche LLP (“Deloitte & Touche”) previously was engaged to audit our consolidated financial statements for the year ended September 30, 2019 and was dismissed as our independent registered public accounting firm on December 26, 2019. During the Company’s fiscal years ended September 30, 2019 and September 30, 2018, there were no (1) disagreements with Deloitte & Touche on any matter of accounting principles or practices, financial statement disclosures, or auditing scope or procedures, which disagreements, if not resolved to the satisfaction of Deloitte & Touche, would have caused Deloitte & Touche to make reference to the subject matter of the disagreements in connection with its reports; and (2) events of the type listed in paragraphs (A) through (D) of Item 304(a)(1)(v) of Regulation S-K.

The audit reports of Deloitte & Touche on the Company’s consolidated financial statements as of and for the years ended September 30, 2019 and 2018 did not contain any adverse opinion or disclaimer of opinion, nor were they qualified or modified as to uncertainty, audit scope or accounting principles.

During the Company’s fiscal years ended September 30, 2019 and 2018, neither the Company nor anyone acting on its behalf consulted with Ernst & Young regarding either: (i) the application of accounting principles to a specified transaction, either completed or proposed; or the type of audit opinion that might be rendered on the Company’s financial statements, and neither a written report nor oral advice was provided to the Company that Ernst & Young concluded was an important factor considered by the Company in reaching a decision as to the accounting, auditing or financial reporting issue; or (ii) any matter that was either the subject of a disagreement (as defined in paragraph (a)(1)(iv) of Item 304 of Regulation S-K and the related instructions thereto) or a reportable event (as described in paragraph (a)(1)(v) of Item 304 of Regulation S-K).

VOTE REQUIRED

An affirmative vote from holders of a majority in voting power of the shares present at the Annual Meeting or represented by proxy and entitled to vote on the proposal is required to ratify the selection of Ernst & Young as the Company’s independent registered public accounting firm for the fiscal year ending September 30, 2021. In the event that our stockholders fail to ratify the selection, it will be considered a recommendation to the Board and the Audit Committee to consider other auditors for next year. However, because of the difficulty in making any substitution of auditors after the beginning of the current year, the appointment for 2021 will stand, unless the Audit Committee determines there is a reason to make a change.

Our Board recommends a vote “FOR” the ratification of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending September 30, 2021.

AUDIT AND NON-AUDIT FEES

The following table presents fees for professional audit services rendered by (i) Deloitte & Touche, our independent auditors for the fiscal year ended September 30, 2019, and (ii) Ernst & Young LLP, our independent auditors for the fiscal year ended September 30, 2020:

	Fiscal Year Ended September 30,
	2020	2019
Audit fees(1)	$576,268	$791,581
Audit-related fees(2)	—	—
Tax Fees(3)	—	$458,526
Other(4)	—	$2,090

Total fees	$576,268	$1,252.197

(1)

Consists of fees billed for professional services rendered in connection with the audit of our consolidated financial statements, including audited financial statements presented in our Annual Report on Form 10-K for the fiscal years ended September 30, 2020 and September 30, 2019, review of the interim consolidated financial statements included in our Quarterly Reports on Form 10-Q and services normally provided in connection with regulatory filings.

(2)

Consists of fees billed for professional services for assurance and related services that are traditionally performed by our independent registered public accounting firm, including due diligence related to mergers and acquisitions, audits of employee benefit plans and special procedures required to meet certain regulatory requirements. Fees for the fiscal year ended September 30, 2019 also consisted of professional services rendered in connection with our Registration Statement on Form S-1 related to our IPO completed in August 2018.

(3)	Consists of fees billed for professional services for tax compliance, tax advice and tax planning. These services include assistance regarding federal, state and international tax compliance.
(4)	Consists of fees billed for professional services other than the services reported above.

POLICY ON AUDIT COMMITTEE PRE-APPROVAL OF AUDIT AND PERMISSIBLE NON-AUDIT SERVICES OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Consistent with the requirements of the SEC and the PCAOB regarding auditor independence, our Audit Committee has responsibility for appointing, setting compensation, retaining and overseeing the work of our independent registered public accounting firm. In recognition of this responsibility, our Audit Committee has adopted a policy and procedures for the pre-approval of audit and non-audit services rendered by our independent registered public accounting firm to the Company. The policy generally pre-approves specified services in the defined categories of audit services, audit-related services and tax services up to specified amounts. Pre-approval may also be given as part of our Audit Committee’s approval of the scope of the engagement of the independent auditor or on an individual, explicit and case-by-case basis before the independent auditor is engaged to provide each service. All of the services provided by Ernst & Young for the fiscal year ended September 30, 2020 and all services proved by Deloitte & Touche LLP for the fiscal year ended September 30, 2019 described above were pre-approved by our Audit Committee or our Board. Our Audit Committee determined that the rendering of services other than audit services by Ernst & Young and Deloitte & Touche was compatible with maintaining the principal accountant’s independence.

Security Ownership of Certain Beneficial Owners and Management

The table below sets forth certain information with respect to the beneficial ownership of our common stock as of December 7, 2020 by:

•	each of our NEOs;

•	each of our directors;

•	all of our directors and executive officers as a group; and

•	each person, or group of affiliated persons, known by us to beneficially own more than 5% of our common stock.

The percentage of shares beneficially owned listed in the table below is based on 35,532,494 shares of our common stock outstanding as of December 7, 2020. In computing the number of shares beneficially owned and the percentage ownership of each of the beneficial owners listed in the table below, we deemed to be outstanding all shares of restricted common stock that have vested or will vest within 60 days of December 7, 2020, and all warrants exercisable within 60 days of December 7, 2020. Beneficial ownership is determined in accordance with the rules of the SEC and generally includes any shares over which a person exercises sole or shared voting or investment power. Unless otherwise indicated, the persons or entities identified in the table below have sole voting and investment power with respect to all shares shown to be beneficially owned by them, subject to applicable community property laws. The information contained in the table below is not necessarily indicative of beneficial ownership for any other purpose, and the inclusion of any shares in the table below does not constitute an admission of beneficial ownership of those shares. Except as otherwise noted below, the address for persons listed in the table below is c/o Mesa Air Group, Inc., 410 North 44th Street, Suite 700, Phoenix, Arizona 85008. The information provided in the table below is based on our records, information filed with the SEC and information provided to us, except where otherwise noted:

	Number of Shares Beneficially Owned	Percentage of Class
Named Executive Officers
Jonathan G. Ornstein	794,686	2.24%
Michael J. Lotz	375,358	1.06%
Brian S. Gillman	110,685	*
Bradford R. Rich	4,089	*
On-Employee Directors
Ellen N. Artist	57,430	*
Mitchell I. Gordon	57,430	*
Dana J. Lockhart	57,430	*
Daniel J. McHugh	0	*
Harvey W. Schiller	57,430	*
Spyridon P. Skiados	57,430	*
All executive officers and directors as a group (10 persons)	1,571,968	4,42%
5% Shareholders
Corre Opportunities Entities(1)	2,527,993	7.11%
MSD Credit Opportunity Master Fund LP(2)	2,354,063	6.63%
UBS Group AG(3)	2,232,329	6.28%
Frontier Capital Management Co., LLC(4)	1,982,899	5.58%
The Yucaipa Companies LLC(5)	2,764,848	7.78%

*	Represents beneficial ownership of less than 1% of our outstanding common stock.
(1)

Information is based on a Schedule 13G filed with the SEC on February 13, 2020. Corre Opportunities Qualified Master Fund, LP (“Corre Qualified Fund”), Corre Qualified Fund has shared voting power and shared dispositive power with respect to 2,068,720 of these shares. Corre Partners Management, LLC (“Corre Partners Management”) has shared voting power and shared dispositive power with respect to all of the shares listed. Corre Partners Advisors, LLC (“Corre Partners Advisors” has shared voting power and shared dispositive power with respect to all of the shares listed. Corre Qualified Fund, and the other private investment vehicles managed by Corre Partners Management (the “Funds”), each, has the authority to dispose of and to vote the shares of our common stock owned by it, which power may be exercised by the general partner of the Funds, Corre Partners Advisors, LLC (the “Corre General Partner”) and by Corre Partners Management, LLC (the “Corre Investment Advisor”), an affiliate of the Corre General Partner, which is the investment advisor to the Corre Funds. John Barrett and Eric Soderlund (collectively, the “Corre Managing Members”) are each managing members of the Corre General Partner and the Corre Investment Advisor, and each has shared authority to dispose of and vote the shares of our common stock held by the Corre Funds. Each of the Corre General Partner, the Corre Investment Advisor and the Corre Managing Members may be deemed to beneficially own the shares of our common stock held by the Corre Funds but disclaim ownership for any other purpose. The address for these entities is 12 East 49th Street, 40th Floor, New York, NY 10017.

(2)

Information is based on a Schedule 13G/A filed with the SEC on February 14, 2020. The address for MSD Credit Opportunity Master Fund, L.P. is P.O. Box 309, Ugland House, Grand Cayman, KY1-1104, Cayman Islands.

(3)	Information is based on a Schedule 13G/A filed with the SEC on April 9, 2020. The address for UBS Group AG is Bahnhofstrasse 45, PO Box CH-8098.
(4)

Information is based on a Schedule 13G/A filed with the SEC on February 14, 2020. Frontier Capital Management Co., LLC (“Frontier Capital”) has sole authority to vote 857,284 of these shares and sole authority to dispose to dispose of all of the shares listed. The address for Frontier Capital is 99 Summer Street, Boston, Massachusetts 02110.

(5)	Information is based on a Schedule 13D filed with the SEC on November 27, 2020. The address for The Yucaipa Companies LLC is 9130 W. Sunset Boulevard, Los Angeles, California 90069.

Executive Officers

In addition to Mr. Ornstein, the table below sets forth biographical information for each of our executive officers not discussed above, as of the date of this Proxy Statement:

Name	Age	Position
Michael J. Lotz	60	President and Chief Financial Officer
Brian S. Gillman	51	Executive Vice President, General Counsel and Secretary
Bradford R. Rich	59	Executive Vice President and Chief Operating Officer

Michael J. Lotz. Mr. Lotz serves as our President and Chief Financial Officer, and has been with us since 1998, serving as President since 2000. From 1995 to 1998, Mr. Lotz worked with Mr. Ornstein, first at Continental Express as senior director of purchasing, later as vice president of airport operations, and then at Virgin Express S.A./N.V.in Brussels as chief operating officer, where the two eventually took the company public. From 1987 to 1995, Mr. Lotz served in various roles at Continental Airlines, ultimately serving as senior director of contract services and airport administration. Mr. Lotz received a B.B.A. in Financial Accounting from Iona College.

Brian S. Gillman. Mr. Gillman has served as our Executive Vice President, General Counsel and Secretary since 2013. From February 2011 to September 2013, Mr. Gillman served as executive vice president and general counsel at Global Aviation Holdings Inc. From 2001 to February 2011, Mr. Gillman served as our Executive Vice President and General Counsel. From 1996 to 2001, Mr. Gillman was vice president, general counsel and secretary at Vanguard Airlines, Inc. in Kansas City, Missouri. From 1994 to 1996, Mr. Gillman practiced corporate and securities law at Stinson, Mag & Fizzell, P.C. (now known as Stinson Leonard Street LLP) in Kansas City, Missouri. Mr. Gillman received his J.D. and B.B.A. in Accounting from the University of Iowa.

Bradford R. Rich. Mr. Rich has served as our Chief Operating Officer since March of 2019. From 2017 to 2019, Mr. Rich served as United Airlines’ Senior Vice President of United Express Operations, where he oversaw the carrier’s relationship with its regional partners, including the Company. Prior to his role with United, Mr. Rich spent 27 years at SkyWest, Inc. where he played a key role in the company’s growth, the development of flying contracts with several major carriers, and lead negotiations for multiple large-scale acquisitions. During his tenure at SkyWest, Mr. Rich spent 20 years as chief financial officer and three years as president. Mr. Rich received a B.S. in Accounting from Utah State University.

Executive Compensation

Our NEOs, consisting of our principal executive officer and our next three most highly compensated executive officers as of September 30, 2020, were:

•	Jonathan G. Ornstein, Chairman and Chief Executive Officer;

•	Michael J. Lotz, President and Chief Financial Officer;

•	Brian S. Gillman, Executive Vice President, General Counsel and Secretary; and

•	Bradford R. Rich, Executive Vice President and Chief Operating Officer.

Processes and Procedures for Compensation Decisions

Our Compensation Committee is responsible for the executive compensation programs for our executive officers and reports to our Board on its discussions, decisions and other actions. Our Chief Executive Officer, and from time to time as necessary, in consultation with our Chief Financial Officer, makes recommendations to our Compensation Committee regarding short-term and long-term compensation for all of our executive officers (other than himself) based on our results, as well as an individual executive officer’s contribution toward the Company’s results and their performance toward individual goal achievement. Our Compensation Committee then reviews the recommendations and other data and makes decisions as to the total compensation for each executive officer, as well as each individual compensation component.

During 2019, the Compensation Committee engaged Mercer LLC. (“Mercer”), an independent executive compensation advisory firm, as the Compensation Committee’s independent compensation advisor. In doing so the Compensation Committee reviewed information regarding the independence and potential conflicts of interest of Mercer. The Compensation Committee members took into account, among other things, the factors enumerated by the SEC and the Nasdaq for evaluating compensation advisor independence, and concluded that Mercer is independent and that no conflict of interest exists. Representatives of Mercer have direct access to Compensation Committee members without management involvement. The Compensation Committee at any time has sole authority to replace its compensation consultant and/or legal counsel from time to time and hire additional consultant, legal counsel and such other advisors as necessary to assist with the execution of its duties and responsibilities.

As a result of Mercer’s engagement, the Compensation Committee recommended the following changes to non-employee director compensation: (i) a $10,000 increase in annual cash compensation, and (ii) a $15,000 increase in the value of the annual equity grants made to non-employee directors. The Committee also recommended an increase in the annual base salary and annual equity grant for Mr. Gillman, as described elsewhere in this Proxy Statement. No other action was taken with respect to executive compensation in fiscal 2019.

We did not engage Mercer to provide any compensation consulting services in fiscal 2020. No action was taken with respect to executive compensation in fiscal 2020.

Summary Compensation Table

The following table sets forth all of the compensation awarded to, earned by or paid to our NEOs during our fiscal years 2020 and 2019:

Name and Principal Position	Fiscal Year	Salary ($)	Bonus ($)	Stock Awards ($)(1)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)(6)	All Other Compensation ($)(7)(8)(9)	Total ($)
Jonathan G. Ornstein Chairman and Chief Executive Officer	2020 2019	600,000 600,000	— —	800,000(2) 800,000(2)	—	900,000 —	11,720 11,485	2,311,720 1,411,485

Michael J. Lotz President and Chief Financial Officer	2020 2019	533,333 533,333	— —	633,600(3) 633,600(3)	—	706,000 —	7,587 39,042	1,880,520 1,205,975

Brian S. Gillman Executive Vice President, General Counsel and Secretary	2020 2019	300,000 300,000	— —	200,000(4) 200,000(4)	—	240,000 —	18,244 14,968	758,244 514,968

Bradford R. Rich(10) Executive Vice President, Chief Operating Officer	2020 2019	300,000 300,000	— —	200,000(5) 173,554(5)	—	425,000 —	10,053 2,804	802,800 476,358

(1)

Includes the dollar amount of the aggregate grant date fair value of RSUs and restricted common stock granted to Messrs. Ornstein, Lotz, Gillman and Rich during the fiscal years ended September 30, 2020 and 2019 pursuant to the terms of their respective employment agreements and employment arrangements, as applicable. See “Employment and Separation Agreements with Named Executive Officers” for a summary of the employment agreements and employment arrangements with our NEOs. The amounts in this column were calculated based on the aggregate grant date fair value of each award, determined in accordance with the Financial Accounting Standards Board Accounting Standards Codification Topic 718, rather than an amount paid to or realized by our NEOs. Assumptions used to determine the grant date fair value are set forth in Note 13 to the audited consolidated financial statements in our Annual Report on Form 10-K for the fiscal year ended September 30, 2020.

(2)

Mr. Ornstein received one equity award during each of the fiscal years ended September 30, 2020 and 2019. On June 1, 2020, Mr. Ornstein was granted 238,806 RSUs under our 2018 Plan, which vest annually in equal one-third increments beginning on June 1, 2021. On June 1, 2019, Mr. Ornstein was granted 87,719 RSUs under our 2018 Plan, which vest annually in equal one-third increments beginning on June 1, 2020. The value of the stock award for the fiscal year ended September 30, 2019 was incorrectly reported as $789,471 in the Company’s 2019 annual meeting proxy statement. In accordance with the terms of Mr. Ornstein’s employment agreement, he is entitled to an annual stock award with a grant date value equal to $800,000, which is the value of the grant he received in fiscal 2019. This error has been corrected in the above table.

(3)

Mr. Lotz received one equity award during each of the fiscal years ended September 30, 2020 and 2019. On June 1, 2020, Mr. Lotz was granted 189,134 RSUs under our 2018 Plan, which vest annually in equal one-third increments beginning on June 1, 2021. On June 1, 2019, Mr. Lotz was granted 69,474 RSUs under our 2018 Plan, which vest annually in equal one-third increments beginning on June 1, 2020. The value of the stock award for the fiscal year ended September 30, 2019 was incorrectly reported as $625,266 in the Company’s 2019 annual meeting proxy statement. In accordance with the terms of Mr. Lotz’s employment agreement, he is entitled to an annual stock award with a grant date value equal to $633,600 which is the value of the grant he received in fiscal 2019. This error has been corrected in the above table.

(4)

Mr. Gillman received one equity award during the fiscal year ended September 30, 2020 and two equity awards during the fiscal year ended September 30, 2019. On June 1, 2020, Mr. Gillman was granted 59,701 RSUs under our 2018 Plan, which vest annually in equal one-third increments beginning on June 1, 2021. On June 1, 2019, and July 15, 2020, Mr. Gillman was granted 13,706 and 7,583, RSUs respectively under our 2018 Plan, which vest annually in equal one-third increments beginning on June 1, 2020. The value of the stock award for the fiscal year ended September 30, 2019 was incorrectly reported as $198,350 in the Company’s 2019 annual meeting proxy statement. In accordance with the terms of Mr. Gillman’s employment agreement, he is entitled to an annual stock award with a grant date value equal to $200,000, which is the value of the grant he received in fiscal 2019. This error has been corrected in the above table.

(5)

Mr. Rich received one equity award during each of the fiscal years ended September 30, 2020 and 2019. On March 26, 2020, Mr. Rich was granted 63,898 RSUs under our 2018 Plan, which will vest on March 20, 2021. On April 8, 2019, Mr. Rich was granted 20,986 RSUs under our 2018 Plan, which vest annually in equal one-third increments beginning on April 8, 2020.

(6)

Amounts reported include incentive bonuses earned by Messrs. Ornstein, Lotz, Gillman and Rich during the fiscal year ended September 30, 2020 pursuant to the terms of their respective employment agreements. No incentive bonuses were earned by our NEOs during the fiscal year ended September 30, 2019. Mr. Ornstein’s incentive bonus for the fiscal year ended September 30, 2020 includes (i) $450,00 earned in November 2019 upon the signing of the expansion and extension of the Company’s Capacity Purchase Agreement with United Airlines, Inc. (the “United Expansion”), and (ii) $450,000 earned under his employment agreement. Mr. Lotz’s incentive bonus for the fiscal year ended September 30, 2020 includes (i) $353,00 earned in November 2019 for United Expansion, and (ii) $353,000 earned under his employment agreement. Mr. Gillman’s incentive bonus for the fiscal year ended September 30, 2020 includes (i) $120,000 earned in November 2019 for the United Expansion, and (ii) $120,000 earned under his employment agreement. Mr. Rich’s incentive bonus includes (i) $125,000 earned in November 2019 for United Expansion (prorated due to his employment commencing in March 2019), and (ii) $300,000 earned under his employment agreement. The incentive bonuses paid for fiscal year 2020 to Messrs. Ornstein, Lotz, Gillman and Rich pursuant to their respective employment agreements or employment terms were reduced by $300,000, $235,000, $80,000 and $200,000, respectively, as a result of the limitations imposed on executive compensation in connection with the Company’s financing transactions under the Coronavirus Aid, Relief, and Economic Security Act (CARES Act).

(7)

Mr. Lotz was paid non-cash fringe benefits in the amount of $0.00 and $33,045 during the fiscal year ended September 30, 2020 and 2019, respectively, consisting of the Company’s portion of the premiums on a term life insurance policy and a disability insurance policy maintained for Mr. Lotz pursuant to the terms of his employment agreement. Amounts reported for Messrs. Ornstein and Gillman include disability and life insurance premiums paid by us on their behalf.

(8)

Includes tax gross-up payments to Messrs. Ornstein, Lotz, Gillman and Rich, with respect to flight privileges (the “Gross-up Payments”). The Gross-up Payments reflect the sum of the taxes payable on flight privileges by these executives, plus the amounts necessary to put each of Messrs. Ornstein ($4,855), Lotz ($904), Gillman ($6,706) and Rich ($10,053) in the same after-tax position that each of them would have been in if he had not incurred any tax liability on the flight privileges under the Internal Revenue Code of 1986, as amended. In fiscal 2019, we made Gross-up Payments to each of Messrs. Ornstein ($7,516), Lotz ($1,663), Gillman ($8,472), and Rich ($2,804).

(9)

Includes our matching contributions to the NEOs’ accounts under our 401(k) retirement savings plan (the “401(k) Plan”), in which our NEOs are eligible to participate on the same terms as other fulltime employees. In fiscal 2020, we made matching contributions under the 401(k) Plan for each of Mr. Ornstein ($6,865), Mr. Lotz ($6,683) and Mr. Gillman ($11,538). In fiscal 2019, we made matching contributions under the 401(k) Plan for each of Mr. Ornstein ($3,969), Mr. Lotz ($3,703) and Mr. Gillman ($6,496). After yearend testing, any matching amounts received during fiscal

2020 that are subsequently determined to exceed the executive compensation limitations under the CARES Act will be repaid to the Company by the applicable NEO.
(10)

Mr. Rich was appointed Executive Vice President, Chief Operating Officer in March 2019, and was designated a principal operating officer by our Board on December 17, 2019. We have included Mr. Rich as an NEO for fiscal 2019 on a voluntary basis. Under applicable SEC rules, we were not required to include Mr. Rich as an NEO for fiscal 2019, but we chose to do so in the interest of transparency.

Employment and Separation Agreements with Named Executive Officers

Jonathan G. Ornstein

We entered into an employment agreement with Mr. Ornstein on February 23, 2011, effective as of March 1, 2011, to serve as the Chairman of our Board and as our Chief Executive Officer, which agreement was amended first effective as of January 22, 2014, again effective as of June 1, 2016, and again on July 26, 2018, to consolidate the prior amendments. Under Mr. Ornstein’s employment agreement, as amended and restated, we may terminate Mr. Ornstein’s employment at any time with prior written notice at least one year before the intended termination date. Mr. Ornstein’s employment agreement entitles him to a base salary and an opportunity to earn a cash incentive bonus, paid on a quarterly basis based upon achievement of certain benchmarks mutually agreed upon by our Board and Mr. Ornstein. Mr. Ornstein is also entitled to receive an annual equity award pursuant to the terms of our then-existing equity incentive plan, as determined by our Board or our Compensation Committee, in its sole discretion, provided that such award shall have a grant date value of not less than $800,000 for the fiscal year ended September 30, 2016 and any fiscal year thereafter during the term of the agreement. Mr. Ornstein’s employment agreement entitles him to participate in all employee benefit plans and arrangements available to our executive officers, including flight benefits. It also contains certain confidential information covenants prohibiting Mr. Ornstein from using or disclosing any of our confidential information, other than as required in the performance of his duties as our Chairman and Chief Executive Officer, during the term of his employment and for two years thereafter.

Mr. Ornstein’s employment agreement also provides him with severance in the event his employment is terminated without Cause (as defined below) by us (or, in certain circumstances, by our successor-in-interest) or if he resigns for Good Reason (as defined below). If Mr. Ornstein’s employment is terminated by us without Cause or he resigns for Good Reason he is entitled to payment equal to two times the sum of his base salary, plus an amount equal to the greater of (i) his target annual performance bonus or (ii) half the bonuses (incentive or otherwise) earned by Mr. Ornstein with respect to the two fiscal years immediately preceding his termination. If Mr. Ornstein is terminated by us or our successor-in-interest without Cause or he resigns for Good Reason within 12 months following a Change of Control (as defined below), he is entitled to payment equal to three times the sum of his base salary, plus the greater of (i) his target performance bonus for the fiscal year in which the termination occurs or (ii) the highest amount of the bonuses (incentive or otherwise) paid to Mr. Ornstein with respect to the three fiscal years immediately preceding the year in which his termination occurs. Upon Mr. Ornstein’s termination without Cause or resignation for Good Reason, he is also entitled to the payment of continued health, dental and vision insurance premiums for himself and any covered dependents for 24 months following termination, and he is entitled to immediate vesting of any unvested equity awards.

For purposes of Mr. Ornstein’s employment agreement, “Cause” means (i) Mr. Ornstein’s willful misconduct, including, but not limited to, misappropriation of trade secrets, fraud or embezzlement; (ii) Mr. Ornstein’s commission of a felony offense or any crime involving dishonesty or physical harm to any person; (iii) Mr. Ornstein’s material breach of his employment agreement that, if curable, is not cured within 30 days following written notice from us; or (iv) Mr. Ornstein’s willful refusal to follow a lawful directive of us, which refusal is not cured within 30 days following written notice from us. “Change of Control” means that (i) any person acquires more than 50% of the voting power of our then-outstanding securities; (ii) a majority of the members of our Board is replaced during any 12-month period by directors whose appointment or election is not endorsed by a majority of our Board before the date of appointment or election; (iii) a tender offer or exchange offer is made where the intent of such offer is to take over control of Mesa Air Group, and such offer is consummated for the securities representing more than 50% of the combined voting power of our then-outstanding voting securities over a twelve-month period; or (iv) a reorganization, merger, consolidation, or sale or other disposition of all or substantially all of our assets. Finally, “Good Reason” means any of the following, if not cured within 20 days of our receipt of a notice of termination by Mr. Ornstein: (i) any change by us in Mr. Ornstein’s title, or any significant diminishment in Mr. Ornstein’s function, duties or responsibilities from those associated with his functions, duties or responsibilities as of January 1, 2011; (ii) any material breach of the employment agreement or any other agreement between us and Mr. Ornstein which remains uncured for a period of 10 days after Mr. Ornstein gives us notice of such breach; (iii) except with Mr. Ornstein’s prior written consent, relocation of Mr. Ornstein’s principal place of employment to a location greater than 50 miles from Phoenix, Arizona, or requiring Mr. Ornstein to provide his services outside of Maricopa County, Arizona, for more than 50% of his working days during any consecutive six-month period; or (iv) any reduction of Mr. Ornstein’s base salary, bonus opportunity or benefits, other than under circumstances in which we have imposed cuts in salary of other officers on an across-the-board basis (in which case the cuts to Mr. Ornstein’s compensation must not be in a greater percentage than the reduction imposed on any other officer).

Michael J. Lotz

We entered into an employment agreement with Mr. Lotz on February 23, 2011, effective as of March 1, 2011, to serve as our President and Chief Financial Officer, which agreement was amended first effective as of January 22, 2014, again effective as of June 1, 2016, and again on July 26, 2018, to consolidate the prior amendments. Under Mr. Lotz’s employment agreement, as amended and restated, we may terminate Mr. Lotz’s employment at any time with prior written notice at least one year before the intended termination date. Mr. Lotz’s employment agreement entitles him to a base salary and an opportunity to earn a cash incentive bonus paid on a quarterly basis based upon achievement of certain benchmarks mutually agreed upon by our Board and Mr. Lotz. Mr. Lotz is also entitled to receive an annual equity award pursuant to the terms of our then-existing equity incentive plan, as determined by our Board or our Compensation Committee, in its sole discretion, provided that such award shall have a grant date value of not less than $633,600 for any fiscal year following the fiscal year ended September 30, 2016. Mr. Lotz’s employment agreement entitles him to participate in all employee benefit plans and arrangements available to our executive officers, including the flight benefits discussed above. It also contains certain confidential information covenants prohibiting Mr. Lotz from using or disclosing any of our confidential information, other than as required in the performance of his duties as our President and Chief Financial Officer, during the term of his employment and for two years thereafter.

Mr. Lotz’s employment agreement also provides him with severance in the event his employment is terminated without Cause (as defined below) by us (or, in certain circumstances, by our successor-in-interest) or if he resigns for Good Reason (as defined below). If Mr. Lotz’s employment is terminated by us without Cause or if he resigns with Good Reason, he is entitled to payment equal to two times the sum of his base salary, plus the greater of (i) his target annual performance bonus or (ii) half the sum of the bonuses (incentive or otherwise) earned by Mr. Lotz with respect to the two fiscal years immediately preceding the year in which his resignation occurs. If Mr. Lotz is terminated by us or our successor-in-interest without Cause or he resigns for Good Reason within 12 months following a Change of Control (as defined below), Mr. Lotz is entitled to payment equal to three times the sum of his base salary, plus the greater of (i) his target performance bonus for the fiscal year in which the termination occurs or (ii) the highest amount of the bonuses (incentive or otherwise) paid to Mr. Lotz with respect to the three fiscal years immediately preceding the year in which his termination occurs. Upon Mr. Lotz’s termination without Cause or resignation for Good Reason, he is also entitled to the payment of continued health, dental and vision insurance premiums for himself and any covered dependents for 24 months following termination, and he is entitled to immediate vesting of any unvested equity awards.

For purposes of Mr. Lotz’s employment agreement, “Cause,” “Change of Control” and “Good Reason” have identical meanings to those contained in Mr. Ornstein’s employment agreement, as set forth above.

Brian S. Gillman

We entered into an employment agreement with Mr. Gillman on April 23, 2014, effective as of September 3, 2013, to serve as our Executive Vice President, General Counsel and Secretary, which agreement was amended effective as of June 1, 2016, and again on July 26, 2018, to consolidate the prior amendments. Under Mr. Gillman’s employment agreement, as amended and restated, we may terminate Mr. Gillman’s employment at any time with prior written notice at least one year before the intended termination date. Mr. Gillman’s employment agreement entitles him to a base salary and an opportunity to earn a cash incentive bonus paid on a quarterly basis based upon achievement of certain benchmarks identical to those in Mr. Lotz’s and Mr. Ornstein’s employment agreements. Mr. Gillman is also entitled to receive an annual equity award pursuant to the terms of our then-existing equity incentive plan, as determined by our Board or our Compensation Committee, in its sole discretion, provided that, effective July 15, 2019, such award shall have a grant date value of not less than $200,000 for any fiscal year. Mr. Gillman’s employment agreement entitles him to participate in all employee benefit plans and arrangements available to our executive officers, including the flight benefits discussed above. It also contains certain confidential information covenants prohibiting Mr. Gillman from using or disclosing any of our confidential information, other than as required in the performance of his duties as our Executive Vice President, General Counsel and Secretary, during the term of his employment and for two years thereafter.

Mr. Gillman’s employment agreement also provides him with severance in the event his employment is terminated without Cause (as defined below) by us (or, in certain circumstances, by our successor-in-interest) or if he resigns for Good Reason (as defined below). If Mr. Gillman is terminated without Cause or if he resigns with Good Reason, he is entitled to payment equal to two times the sum of his base salary, plus an amount equal to the greater of (i) his target annual performance bonus or (ii) half the sum of the bonuses (incentive or otherwise) earned by Mr. Gillman with respect to the two fiscal years immediately preceding the year in which his termination occurs. If Mr. Gillman is terminated by us or our successor-in-interest without Cause or he resigns with Good Reason within 12 months following a Change of Control (as defined below), he is entitled to payment equal to three times the sum of his base salary, plus the greater of (i) his maximum target performance bonus for the fiscal year in which the termination occurs or (ii) the amount of all bonuses (incentive or otherwise) paid to Mr. Gillman with respect to the three fiscal years immediately preceding the year in which his termination occurs. Upon Mr. Gillman’s termination without Cause or resignation for Good Reason, he is also entitled to the payment of continued health, dental and vision insurance premiums for himself and any covered dependents for 24 months following termination, and he is entitled to immediate vesting of any unvested equity awards.

For purposes of Mr. Gillman’s employment agreement, “Cause,” “Change of Control” and “Good Reason” have identical meanings to those contained in Mr. Ornstein’s employment agreement, as set forth above.

Bradford R. Rich

Mr. Rich serves as our Chief Operating Officer. Under the terms of Mr. Rich’s offer letter, he receives an annual base salary of $300,000 and is eligible to receive an annual performance-based incentive cash bonus of up to $500,000 upon the achievement of established financial and operational goals. Mr. Rich is also eligible to receive an annual equity award under the Company’s 2018 Equity Incentive Plan, as determined by our Board or our Compensation Committee, provided such award shall have a grant date value of not less than $200,000 in any fiscal year.

Mr. Rich will be eligible to participate in the Company’s 401(k) tax-deferred retirement savings plan on the same terms as the Company’s other executive officers and fulltime employees. He will be eligible for other benefits and perquisites, such as (i) medical, dental and vision insurance, (ii) life insurance, accidental death and dismemberment and business travel and accident insurance, (iii) health and dependent care flexible spending accounts, (iv) short and long-term disability insurance and (v) other non-cash fringe benefits on the same basis as the Company’s other executive officers.

Outstanding Equity Awards as of September 30, 2020

The following table presents information regarding all outstanding equity awards held by our NEOs as of September 30, 2020. Some values in the table have not been, and may never be, realized. The restricted common stock awards are subject to forfeiture, and their value, if any, will depend on the price and the date on which each NEO set forth below sells those shares once the restriction is removed.

	Option Awards					Stock Awards
Name	Vesting Commencement Date	Number of Securities Underlying Unexercised Options Exercisable (#)	Number of Securities Underlying Unexercised Options Unexercisable (#)	Option Exercise Price ($)	Option Expiration Date	Number of shares that have not vested (#)	Market or payout value of unearned shares, units or other rights that have not vested ($)(5)
Jonathan G. Ornstein	6/01/2020	—	—	—	—	238,806(6)	704,477.70
	6/01/2019	—	—	—	—	58,480(6)	172,516
	8/10/2018	—	—	—	—	36,526(1)(2)	107,751.17
Michael J. Lotz	6/01/2020	—	—	—	—	189,134(6)	557,945.30
	6/01/2019	—	—	—	—	46,316(6)	136,632.20
	8/10/2018	—	—	—	—	28,928(1)(3)	85,337.60
Brian S. Gillman	6/01/2020	—	—	—	—	59,701(6)	176,117.95
	7/15/2019	—	—	—	—	5,055(6)	14,912.25
	6/01/2019	—	—	—	—	9,138(6)	26,957.10
	8/10/2018	—	—	—	—	5,707 (1) (4)	16,835.65
Bradford R. Rich	3/20/2020	—	—	—	—	63,898(6)	188,499.10
	4/08/2019	—	—	—	—	13,991(6)	41,273.45

(1)

These figures represent restricted common stock awards granted to Messrs. Ornstein, Lotz and Gillman on August 10, 2018 under our 2018 Plan. The grants in 2018 were made immediately following the effectiveness of our IPO and were issued in exchange for the cancellation of RSUs, restricted common stock and SARs held by each of these individuals.

(2)	These restricted common stock awards granted to Mr. Ornstein vest as follows: 65,766 shares on June 1, 2021; and 29,239 shares on June 1, 2022.
(3)	These restricted common stock awards granted to Mr. Lotz vest as follows: 52,086 shares on June 1, 2021; and 23,158 shares on June 1, 2022.
(4)	These restricted common stock awards granted to Mr. Gillman vest as follows: 11,416 shares on June 1, 2021; 13,706 shares on June 1, 2022; and 7,583 shares on July 15, 2022.
(5)	Market value amounts represent the product of the closing price of our common stock on September 30, 2020 of $2.95 multiplied by the number of unvested shares.
(6)

These figures represent restricted stock unit awards granted to each of our NEOs during the fiscal years ended September 30, 2020 and 2019 under our 2018 Plan, which units shall vest annually in equal one-third increments beginning one year from the date of grant.

Equity Compensation Plan Information

The following table summarizes information about our equity compensation plans as of September 30, 2020. All outstanding awards relate to our common stock.

Plan Category	Number of Securities to be Issued upon Exercise of Outstanding Options, Warrants and Rights(1)	Weighted-Average Exercise Price of Outstanding Options, Warrants and Rights	Number of Securities Remaining Available for Future Issuance under Equity Compensation Plans (excluding securities in column (a))
	(a)	(b)	(c)
Equity compensation plans approved by security holders	1,194,798	$—	1,015,647	(2)(3)
Equity compensation plans not approved by security holders	—	—	—

Total	1,194,798	$—	1,015,647	(2)(3)

(1)	As of September 30, 2020, we had 1,194,798 shares of restricted common stock issued to certain of our employees and directors under our 2018 Plan.
(2)

The number of securities remaining available for future issuance in column (c) consists of 1,015,647 shares of common stock authorized and available for issuance under our 2018 Plan prior to the annual 1% increase.

(3)

The number of shares authorized for issuance under our 2018 Plan are subject to an annual increase. Subject to adjustment as described in our 2018 Plan, the maximum aggregate number of shares of common stock that may be issued under our 2018 Plan will be cumulatively increased on January 1, 2020 and on each subsequent January 1 through and including January 1, 2028, by a number of shares equal to the smaller of (a) 1% of the number of shares issued and outstanding on the immediately preceding December 31, or (b) an amount determined by our Board. Subsequent to the September 30, 2020 fiscal year end, and in connection with the 2018 Plan’s annual increase, our Board approved 1% increases for the years 2020 and 2021, respectively.

Transactions With Related Persons in 2020

Related Party Transaction Policy

Our Board has a written policy and procedures for review and approval of transactions involving the Company and “related persons” (which includes our directors and executive officers or their immediate family members, or shareholders and their immediate family members owning 5% or more of our common stock). The policy applies to any transaction in which the Company is a participant and any related person that has a direct or indirect material interest, excluding transactions: (a) involving payment or reimbursement of expenses of the related person incurred in the ordinary course of the related person’s service as a director or officer of the Company; (b) where the financial or compensatory arrangements are approved or ratified by our Board; (c) where the related person’s interest arises (i) only from such person’s position as a director of a corporation or organization which is a party to the transaction; (ii) only from such person’s direct or indirect ownership of less than a 10% equity interest in another person (other than a partnership, limited liability company, trust or similar entity) that is a party to the transaction; or (iii) from both such position and such ownership; (d) where the related person’s interest arises only from the ownership of a class of equity securities of the Company and all holders of that class receive the same benefits on a pro rata basis; and (e) where an immediate family member’s interest arises from his or her status as an employee of a firm, corporation or other entity for which he or she is not also an officer, director, general partner, or principal.

Our Audit Committee reviews and approves in advance all related person transactions. In determining whether to approve a related person transaction, our Audit Committee looks to whether the related person transaction is on terms and conditions no less favorable to the Company than may reasonably be expected in arm’s-length transactions with unrelated parties. Our Audit Committee will also consider such other factors as it may determine under the circumstances of a particular transaction.

Our Audit Committee is responsible for reviewing the material facts of all related person transactions, subject to the exceptions described above. Our Audit Committee will either approve or disapprove the entry into the related person transaction. If advance approval is not feasible, the transaction will be considered and, if our Audit Committee determines it to be appropriate, ratified at our Audit Committee’s next regularly scheduled meeting. In determining whether to approve or ratify a transaction with a related person, our Audit Committee will take into account, among other factors that it determines to be appropriate, whether the transaction is on terms no less favorable than terms generally available to an unaffiliated third party under the same or similar circumstances and the extent of the related person’s interest in the transaction. Information relating to our transactions with related persons is set forth immediately below.

Transactions With Related Persons in 2020

The following is a summary, since the beginning of our fiscal year ended September 30, 2020, of the transactions to which we have been a participant in which the amount involved, exceeded or will exceed $120,000, and in which any of our directors, executive officers or holders of more than 5% of our capital stock, or any member of the immediate family of the foregoing persons, had or will have a direct or indirect material interest.

American Capacity Purchase Agreement

As of September 30, 2020, we operated 54 CRJ-900 aircraft for American under our capacity purchase agreement with American (our “American Capacity Purchase Agreement”). In exchange for providing flight services under our American Capacity Purchase Agreement, we receive a fixed monthly minimum amount per aircraft under contract plus certain additional amounts based upon the number of flights and block hours flown during each month. In addition, we may also receive incentives or incur penalties based upon our operational performance, including controllable on-time departures and controllable completion percentages. American also reimburses us for certain costs on an actual basis, including passenger liability and hull insurance and aircraft property taxes, all as set forth in our American Capacity Purchase Agreement. Other expenses, including fuel and certain landing fees, are directly paid to suppliers by American. In addition, American also provides, at no cost to us, certain ground handling and customer service functions, as well as airport-related facilities and gates at American hubs and cities where we operate. Prior to our fiscal year ended September 30, 2020, American sold its shares of common stock of the Company, which at the time of such sale was approximately 7% of our then issued and outstanding shares of common stock. During our fiscal 2020, we recognized approximately $276.9 million of revenue under our American Capacity Purchase Agreement.

Indemnification Agreements

Our Second Amended and Restated Articles of Incorporation compel indemnification of our directors and officers and permit indemnification of our employees and other agents, in each case to the maximum extent permitted by Nevada law, and our Second Amended and Restated Bylaws provide for indemnification of our directors, officers, employees and other agents to the maximum extent permitted by Nevada law. In addition, we have entered into indemnification agreements with our directors and NEOs containing provisions which are in some respects broader than the specific indemnification provisions contained in Nevada law. The indemnification agreements may require us, among other things, to indemnify our directors and officers against certain liabilities that may arise by reason of their status or service as directors and officers and to advance their expenses incurred as a result of any proceeding against them as to which they could be indemnified.

Delinquent Section 16(a) Reports

Section 16(a) under the Exchange Act requires our directors and executive officers, and persons who own more than ten percent of a registered class of our equity securities, to file with the SEC initial reports of ownership and reports of changes in ownership of our common stock and other equity securities. Officers, directors and greater than ten percent shareholders are required by SEC regulation to furnish us with copies of all Section 16(a) forms they file.

To our knowledge, based solely on a review of the copies of such reports furnished to us and written representations that no other reports were required, during the fiscal year ended September 30, 2020, all Section 16(a) filing requirements applicable to our officers, directors and greater than 10% beneficial owners were complied with, except for (i) one late Form 4 report filed on July 20, 2020 for Mr. Brian S. Gillman related to one transaction and (ii) one late Form 3 filed on May 18, 2020 for Mr. Daniel J. McHugh related to one transaction.

Other Matters

As of the date of this Proxy Statement, our Board knows of no other business that will be conducted at our Annual Meeting other than as described in this Proxy Statement. If any other matter or matters are properly brought before the meeting or any adjournment or postponement of the meeting, it is the intention of the persons named in the accompanying proxy to vote the proxy on such matters in accordance with their best judgment.

We have filed our Annual Report on Form 10-K for the fiscal year ended September 30, 2020 with the SEC. It is available free of charge at the SEC’s web site at www.sec.gov. Shareholders can also access this Proxy Statement and our Annual Report on Form 10-K in the “Financial Information – SEC Filings” section of our investor relations website (http://investor.mesa-air.com). We will provide, free of charge, a copy of any of our corporate documents listed above upon written request to our Executive Vice President, General Counsel and Secretary at 410 North 44th Street, Suite 700, Phoenix, Arizona 85008.

By Order of the Board of Directors

Jonathan G. Ornstein

Chairman, Chief Executive Officer and Director

Phoenix, Arizona

December 23, 2020

VOTE BY INTERNET

Before The Meeting – Go to www.proxyvote.com

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m., Eastern Time, on February 1, 2021. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

VOTE BY PHONE – 1-800-690-6903

Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m., Eastern Time, on February 1, 2021. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL

Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

MESA AIR GROUP, INC. ATTN: BRIAN S. GILLMAN 410 N. 44TH STREET-STE 700 PHOENIX, AZ 85008
VOTE BY INTERNET - www.proxyvote.com
Use the Internet to transmit your voting instructions and for electronic delivery of information. Vote by 11:59 P.M. ET on 02/01/2021. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.
VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions. Vote by 11:59 P.M. ET on 02/01/2021. Have your proxy card in hand when you call and then follow the instructions.
VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.
TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:
KEEP THIS PORTION FOR YOUR RECORDS DETACH AND RETURN THIS PORTION ONLY
THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.
For All Withhold All For All Except
To withhold authority to vote for any individual nominee(s), mark “For All Except” and write the number(s) of the nominee(s) on the line below.
The Board of Directors recommends you vote FOR the following:
1. Election of Directors
Nominees
01) Ellen N. Artist
02) Mitchell I. Gordon
03) Dana J. Lockhart
04) Daniel J. McHugh
05) Jonathan G. Ornstein
07) Spyridon P. Skiados
06) Harvey W. Schiller
The Board of Directors recommends you vote FOR the following proposal:
For Against Abstain
2. The ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending September 30, 2021.
NOTE: Such other business as may properly come before the meeting or any adjournment thereof.
Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.
Signature [PLEASE SIGN WITHIN BOX]
Date
Signature (Joint Owners)
Date
0000477727_1    R1.0.1.18

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Notice and Proxy Statement and Form 10-K are available at www.proxyvote.com
MESA AIR GROUP, INC.
2021 Annual Meeting of Shareholders
February 2, 2021 2:00 PM
This proxy is solicited by the Board of Directors
The shareholder(s) hereby appoint(s) Brian S. Gillman and Michael J. Lotz, or either of them, as proxies, each with the power to appoint his substitute, and hereby authorize(s) them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of common stock of MESA AIR GROUP, INC. that the shareholder(s) is/are entitled to vote at the 2021 Annual Meeting of Shareholders to be held at 02:00 PM, MST on Tuesday, February 2, 2021, at Phoenix Gateway 3, 410 N.44th Street, Suite 160, Phoenix, AZ 85008, and any adjournment or postponement thereof.
This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors’ recommendations.
0000477727_2 R1.0.1.18
Continued and to be signed on reverse side